UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2004

CALPINE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

Commission File Number: 001-12079

I.R.S. Employer Identification Number: 77-0212977

50 West San Fernando Street
San Jose, California 95113
Telephone: (408) 995-5115
Address of principal executive offices and telephone number)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On September 30, 2004, Calpine Corporation (the “Company”) entered into the following material agreements in connection with (i) an offer and sale of $736 million in aggregate principal amount at maturity of Contingent Convertible Notes due 2014 and (ii) an offer and sale of $785 million in aggregate principal amount of 9.625% First Priority Senior Secured Notes due 2014.

Public Offering of Contingent Convertible Notes Due 2014

     On September 30, 2004, the Company issued and sold $736 million in aggregate principal amount at maturity of its Contingent Convertible Notes due 2014 (the “Convertible Notes”) in an underwritten offering registered under the Securities Act of 1933, as amended (the “Securities Act”). The terms of the Convertible Notes, which are more fully described in the Company’s Form 8-K, dated September 30, 2004, are set forth in the Second Supplemental Indenture, dated as of September 30, 2004, which was previously filed and is incorporated by reference as Exhibit 1.1 hereto, which supplements the Indenture, dated August 10, 2000, and amended as of September 28, 2000, between the Company and Wilmington Trust Company, as trustee, which was previously filed and is incorporated by reference as Exhibit 1.2 hereto.

Private Placement of First Priority Senior Secured Notes Due 2014

     On September 30, 2004, the Company issued and sold $785 million in aggregate principal amount of its 9.625% First Priority Senior Secured Notes due 2014 (the “Secured Notes”), at 99.212% of par. The Secured Notes were sold in a private placement (i) to qualified institutional buyers in reliance on Rule 144A under the Securities Act and (ii) outside the United States to persons who are not U.S. persons in reliance on Regulation S under the Securities Act. The terms of the Secured Notes, which are more fully described in Item 2.03 below, are set forth in an Indenture (the “Secured Notes Indenture”), dated as of September 30, 2004, between the Company and Wilmington Trust Company, as trustee, filed as Exhibit 1.4 hereto.

ITEM 2.03 — CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

     On September 30, 2004, the Company issued and sold $785 million in aggregate principal amount of Secured Notes, at 99.212% of par, pursuant to the Secured Notes Indenture. The Secured Notes were sold in a private placement to (i) qualified institutional buyers in reliance on Rule 144A under the Securities Act and (ii) outside the United States to persons who are not U.S. persons in reliance on Regulation S under the Securities Act.

     The Secured Notes Indenture and the form of note (which is attached as an exhibit to the Secured Notes Indenture) provide that the Secured Notes will bear interest at 9.625% per year (payable semi-annually in arrears on April 1 and October 1 of each year, beginning on April 1, 2004) and will mature on September 30, 2014. The Company’s obligations under the Secured Notes are secured on a first priority basis (subject to certain permitted prior liens) by all assets directly owned by the Company, other than certain excluded assets, including pledges of the capital stock of certain of the Company’s direct subsidiaries. The Secured Notes are guaranteed on a limited basis by Quintana Canada Holdings, LLC, one of the Company’s United States subsidiaries. Quintana Canada Holdings, LLC’s obligations under its guarantee are secured by a pledge of 65% of the stock of its wholly-owned subsidiary, Calpine Canada Energy Ltd.

     The Secured Notes may be redeemed in whole or in part at the Company’s option (i) at any time prior to October 1, 2009, at a redemption price equal to 100% of the principal amount redeemed plus a make-whole premium as provided in the Secured Notes Indenture, or (ii) at any time after October 1, 2009, at the redemption prices set forth in the Secured Notes Indenture, plus, in each case, accrued and unpaid interest to the date of redemption. In addition, at any time prior to October 1, 2007, the Company may redeem up to 35% of the aggregate principal amount of the Secured Notes with the net proceeds from one or more public equity offerings at a redemption price equal to 109.625% of the principal amount redeemed, plus accrued and unpaid interest to the date of redemption.

     Upon the occurrence of certain events constituting a “change of control” under the Secured Notes Indenture, the Company will be required to make an offer to repurchase the Secured Notes at a purchase price of 101% of their principal amount, plus accrued and unpaid interest to the date of repurchase. In certain circumstances, the Company will also be required to offer to repurchase the Secured Notes and certain of its other indebtedness with the net proceeds received from the sale of certain assets.

     The Company is obligated under the Secured Notes Indenture to comply with certain covenants, including restrictions on the incurrence of additional indebtedness and liens, investments, transfers or sales of assets and payment of dividends. The Secured Notes Indenture includes, as events of default under the Secured Notes, failure to pay principal on the Secured Notes when due; failure to pay interest on the Secured Notes for 30 days after becoming due; failure of the performance of any other covenant contained in the terms of the Secured Notes or the Secured Notes Indenture for a period of 30 days after written notice from the trustee or the holders of 25% in outstanding principal amount of the Secured Notes; acceleration or failure to pay under other agreements evidencing indebtedness of the Company or certain of its subsidiaries of $50 million or more; failure to pay final judgments against the Company or certain of its subsidiaries for a period of 30 days in excess of $50 million; and certain events of bankruptcy or insolvency with respect to the Company or certain of its subsidiaries. In the case of an event of default arising from certain events of bankruptcy or insolvency, all outstanding Secured Notes will become due and payable immediately without further action or notice. If any other event of default occurs, including a payment default, the trustee or the holders of 25% in outstanding principal amount of the Secured Notes would be able to declare all of the Secured Notes to be due and payable immediately.

     The press release announcing the issuance of the Secured Notes was filed as Item 8.01 to the Company’s Form 8-K dated October 1, 2004.

ITEM 8 — OTHER EVENTS

ITEM 8.01. OTHER EVENTS

NEWS RELEASE

CONTACTS: (408) 995-5115
Media Relations: Katherine Potter, Ext. 1168
Investor Relations: Karen Bunton, Ext. 1121

Calpine to Redeem HIGH TIDES I and HIGH TIDES II

     (SAN JOSE, Calif.), /PR Newswire — FirstCall/ Oct. 6, 2004 — Calpine Corporation [NYSE: CPN] today announced that it has called for redemption all of the remaining outstanding 5 3/4% HIGH TIDES I preferred securities and 5 1/2% HIGH TIDES II preferred securities. The redemption date for all of the HIGH TIDES I and HIGH TIDES II (HIGH TIDES) preferred securities is October 20, 2004. The redemption price per each $50 principal amount of HIGH TIDES is $50 plus accrued and unpaid distributions to the redemption date in the amount of $0.6309 with respect to HIGH TIDES I and $0.6035 with respect to HIGH TIDES II.

     Upon deposit of the redemption price with The Depository Trust Company, all rights of Holders of the HIGH TIDES will cease, except the right of such Holders to receive the redemption price, and such HIGH TIDES will cease to be outstanding.

     In connection with the redemption of the HIGH TIDES, the entire outstanding principal amount of Calpine’s convertible subordinated debentures held by Calpine Capital Trust and Calpine Capital Trust II will also be redeemed and will cease to be outstanding.

     Calpine Corporation, celebrating its 20th year in power, is a North American power company dedicated to providing electric power to customers from clean, efficient, natural gas-fired and geothermal power plants. The company generates power at plants it owns or leases in 21 states in the United States, three provinces in Canada and in the United Kingdom. Calpine, founded in 1984, is listed on the S&P 500 and was named FORTUNE’s 2004 Most Admired Energy Company. Calpine is publicly traded on the New York Stock Exchange under the symbol CPN. For more information, visit www.calpine.com.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Businesses Acquired.

Not Applicable

(b)	Pro Forma Financial Information.

Not Applicable

(c)	Exhibits.

Exhibit No.	Description
1.1	Second Supplemental Indenture, dated as of September 30, 2004, between Calpine Corporation and Wilmington Trust Company, as Trustee, with respect to $736 million aggregate principal amount at maturity of Contingent Convertible Notes Due 2014, including form of Notes (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on September 30, 2004)

1.2	Indenture dated as of August 10, 2000, between the Company and Wilmington Trust Company, as Trustee (incorporated by reference to Calpine Corporation’s Registration Statement on Form S-3 (Registration No. 333-76880) filed with the SEC on January 17, 2002)

1.3	First Supplemental Indenture dated as of September 28, 2000, between the Company and Wilmington Trust Company, as Trustee (incorporated by reference to Calpine Corporation’s Annual Report on Form 10-K for the year ended December 31, 2000, filed with the SEC on March 15, 2001)

1.4	Indenture, dated as of September 30, 2004, between Calpine Corporation and Wilmington Trust Company, as Trustee, with respect to $785 million aggregate principal amount of 9.625% First Priority Senior Secured Notes due 2014, including form of Notes

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALPINE CORPORATION
By:	/s/ Charles B. Clark, Jr.
Charles B. Clark, Jr.
Senior Vice President and Controller Chief Accounting Officer

Date: October 6, 2004

EXHIBITS

Exhibit No.	Description
1.1	Second Supplemental Indenture, dated as of September 30, 2004, between Calpine Corporation and Wilmington Trust Company, as Trustee, with respect to $736 million aggregate principal amount at maturity of Contingent Convertible Notes Due 2014, including form of Notes (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on September 30, 2004)

1.2	Indenture dated as of August 10, 2000, between the Company and Wilmington Trust Company, as Trustee (incorporated by reference to Calpine Corporation’s Registration Statement on Form S-3 (Registration No. 333-76880) filed with the SEC on January 17, 2002)

1.3	First Supplemental Indenture dated as of September 28, 2000, between the Company and Wilmington Trust Company, as Trustee (incorporated by reference to Calpine Corporation’s Annual Report on Form 10-K for the year ended December 31, 2000, filed with the SEC on March 15, 2001)

1.4	Indenture, dated as of September 30, 2004, between Calpine Corporation and Wilmington Trust Company, as Trustee, with respect to $785 million aggregate principal amount of 9.625% First Priority Senior Secured Notes due 2014, including form of Notes